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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated February 11, 2000, except for Note 14 as to which the date is March 27, 2000, in the Registration Statement (Form S-1 No. 333-30568) and related Prospectus of Metawave Communications Corporation.

                                          ERNST & YOUNG LLP

Seattle, Washington
March   , 2000

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   The foregoing consent is in the form that will be signed upon the completion of the two for three stock split described in Note 14 to the financial statements.

                                          ERNST & YOUNG LLP

Seattle, Washington
March 27, 2000